UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 31, 2003



                                 POKER.COM INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



                 Florida                    0-29219           98-0199508
     --------------------------------  -----------------  -------------------
     (State or other jurisdiction of    (Commission File    (IRS Employer
     incorporation or organization)          Number)       Identification No.)


Suite 630, 1188 West Georgia Street                       V6E 4A2
Vancouver, British Columbia, Canada
----------------------------------------     ----------------------------------
(Address of principal executive offices)                 (Zip Code)



      Issuer's telephone number
        (including area code)                          (604) 689-5998
                                    --------


      Suite 210, 1166 Alberni Street                       V6E 3Z3
   Vancouver, British Columbia, Canada
-----------------------------------------    ----------------------------------
 (Former name, former address and former
fiscal year, if changed since last report)                (Zip Code)



Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

Yes  [X]        No  [_]


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

No events to report.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 31st 2003, the Board of Directors of the Company entered into a Master License Agreement with Pokersoft Corporation A.V.V. ("Pokersoft") for the purpose of the exclusive development of the Skill Poker system based on Pokersoft's patent pending technology.

Poker.com has agreed to pay Pokersoft an initial license fee of US$30,000 and issue 3,000,000 shares in its common stock to Pokersoft. Pokersoft will receive a royalty payment of 15% of the gross revenue received by the Company from operating games using the patent pending technology. The development cost of the system will be paid in addition to the above.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

No events to report.

ITEM 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

No events to report.

ITEM 5.  OTHER EVENTS

No events to report.

ITEM 6.  RESIGNATION OF REGISTRANTS DIRECTOR

No events to report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:
---------
     1. Consent Resolution of the Board of Directors of the Company dated March 31, 2003.
     2.   News Release issued by the Company on March 31, 2003.

ITEM 8.  CHANGE IN FISCAL YEAR

No events to report.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKER.COM, INC.

/s/ Mark Glusing
Mark Glusing, President
------------------------------------

March 31, 2003
------------------------------------
Date


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